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                                                                   EXHIBIT 10.49

                                NOVA CORPORATION
                           DEFERRED COMPENSATION PLAN
                                TRUST AGREEMENT


         THIS TRUST AGREEMENT UNDER THE NOVA CORPORATION DEFERRED COMPENSATION PLAN (this "Trust Agreement"), effective as of November 10, 1999, is made by and among NOVA Corporation, a corporation organized and doing business under the laws of the State of Georgia, its successors, and any subsidiary or affiliated organization that the Board of Directors of NOVA Corporation authorizes to participate in the Plan, if they so participate (collectively the "Company"), and Wachovia Bank, N.A. (the "Trustee"). The defined terms used in this Trust Agreement that are not defined herein shall have the same meanings given to them in the NOVA Corporation Deferred Compensation Plan (the "Plan").

                              W I T N E S S E T H:

         WHEREAS, the Company is adopting the Plan primarily to aid in retaining and attracting employees by providing them with savings and tax-deferral opportunities; and

         WHEREAS, the Company will incur certain liabilities under the Plan with respect to such employees; and

         WHEREAS, the Company desires to establish a trust (the "Trust") into which it can deposit amounts to finance such liabilities, which amounts are subject to the claims of the Company's creditors in the event of insolvency of the Company, unless sooner paid as specified in the Plan; and

         WHEREAS, the Company intends that this Trust will constitute an unfunded arrangement and will not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         NOW, THEREFORE, the Company and the Trustee hereby establish the Trust and agree that the Trust shall be administered as follows:


                                   SECTION 1.

                             Establishment of Trust

         1.1 Establishment. The Company at its sole discretion will from time to time deposit in trust with the Trustee cash or other property, which shall become the principal of the Trust and which the Trustee will hold, administer and dispose of as this Trust Agreement provides. Neither the Trustee nor any Participant or Beneficiary of the Plan shall have any right to compel the Company to make any such deposits except as otherwise set forth in this Trust Agreement.

         1.2 Nonrevocable. The Company may not revoke the Trust that is established pursuant to this Trust Agreement.

         1.3 Grantor Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         1.4 Use of Trust Assets. The principal of the Trust and any income, gains, appreciation, losses, depreciation and expenses thereon shall be held separate and apart from the


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other funds of the Company and shall be used exclusively for the uses and purposes of the Plan and for the general creditors of the Company as hereinafter set forth. No Participant or Beneficiary of the Plan shall have any preferred claim on, or rights or beneficial ownership in, any of the assets of the Trust. The assets of the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company, as defined in Section 3 below.


                                   SECTION 2.

                            Payments to Participants
                            and their Beneficiaries

         2.1 Payments. The Administrative Committee will deliver to the Trustee a payment schedule that indicates (i) the amounts payable under the Plan to each Participant and Beneficiary, (ii) the form in which such amounts are to be paid, and (iii) the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their Beneficiaries in accordance with such payment schedules. The Trustee shall withhold any federal, state or local taxes that are required to be withheld with respect to such payments, shall pay such withheld amounts to the appropriate taxing authorities and shall make any applicable reports.

         2.2 Benefit Entitlement. The Administrative Committee shall determine the entitlement of any Participant or Beneficiary to any benefits under the Plan, and any claim that a Participant or Beneficiary makes for benefits under the Plan shall be considered and reviewed under the procedures described in the Plan.

         2.3 Required Company Contributions. If the assets in the Trust are not sufficient to make the payment of any benefits in accordance with the terms of the Plan, the Company shall contribute to the Trust the amounts necessary to make such payments as they fall due. The Trustee shall notify the Company if the assets of the Trust are not sufficient to pay any benefits under the Plan.

                                   SECTION 3.

                             Trustee Responsibility
                           When Company is Insolvent

         3.1 Payments on Company Insolvency. The Trustee shall cease payment of benefits to Participants and their Beneficiaries under the Plan if the Company is insolvent. The Company shall be considered insolvent for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         3.2      Procedure for Paying Claims of General Creditors.

         (i) At all times during the continuation of this Trust, the assets of the Trust shall be subject to the claims of the general creditors of the Company under federal and state law as set forth herein.

         (ii) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of the Company's insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payments of benefits to Participants and their Beneficiaries.


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         (iii)    Unless the Trustee has actual knowledge of the Company's
insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that Company is insolvent, the Trustee shall have no duty to inquire whether the Company is insolvent. The Trustee may in all events rely on such evidence concerning the Company's insolvency as may be furnished to Trustee, if such evidence provides Trustee with a reasonable basis to make a determination concerning the Company's insolvency.

         (iv) If at any time the Trustee determines that the Company is insolvent, the Trustee shall discontinue payments to Participants and their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. However, nothing in this Trust Agreement shall in any way diminish the rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to any benefits due under the Plan.

         (v) The Trustee shall resume the payment of benefits under the Plan to Participants and their Beneficiaries in accordance with this Trust Agreement only if the Trustee determines that the Company is not insolvent or is no longer insolvent.

         (vi) Provided there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust, and subsequently resumes payment, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and their Beneficiaries under the Plan for the period of such discontinuance, including any earnings that accrued during such discontinuance.

                                   SECTION 4.

                            Payments to the Company

         4.1 No Company Right to Payment. Except as provided in Section 3 and Section 4.2 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to anyone other than Participants or their Beneficiaries any of the assets of the Trust before payment of all benefits due them have been made to the Participants and their Beneficiaries pursuant to the terms of the Plan.

         4.2 Company Right to Payment. At any point in which the assets of the Trust exceed the liabilities to the Participants and this Beneficiaries by 125%, the Company shall at its sole discretion have the right and power to direct the Trustee to return to the Company the portion of such assets in excess of 125% of such liabilities.

                                   SECTION 5.

                              Investment Authority

         5.1 Investment Directions. The Administrative Committee from time to time shall direct the Trustee as to how the amounts in this Trust are to be invested, by giving written direction to the Trustee at such intervals as the Administrative Committee deems appropriate before the proposed implementation of such investment direction. The Trustee shall be authorized to retain assets in cash without liability for interest, whether or not in keeping with any investment directions, pending the purchase of investments implementing the directions of the Administrative Committee.

         5.2 Limits on Responsibility of Trustee. The Trustee shall have no discretion with respect to the investment or disposition of any of the assets of the Trust under the investment direction of the Administrative Committee and shall not be liable for the investment or disposition of any such assets, or for any acts or omissions of the Administrative Committee, or for taking or refraining from taking any action at the direction of the Administrative Committee,


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or for any losses that are the direct result of the direction of the
Administrative Committee. The Trustee shall be under no duty to make any review of or recommendations relating to the investments made at the direction of the Administrative Committee.

         5.3 Investment Authority of the Trustee. Subject to instructions or investment guidelines agreed to in writing from time to time by the Administrative Committee, the Trustee shall have the power to invest and reinvest the Trust at its sole discretion:

                  (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wachovia Bank, N.A. or an affiliated company acts as the investment advisor) or any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may at its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

                  (2) To commingle for investment purposes, upon direction of the Company, all or any portion of the Trust with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

                  (3) To retain any property at any time received by the Trustee;

                  (4) To sell or exchange any property held by it at public or private sale, for cash or credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

                  (5) To participate in any plan or reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;


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                  (6)      To deposit any property held by it with any
                           protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to be deposited;

                  (7) To extend the time of payment of any obligation held by it;

                  (8) To hold uninvested any moneys received by it, without liability for interest thereof, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

                  (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

                  (10) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

                  (11) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by the Company;

                  (12) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust;

                  (13) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not


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                           be required to take any such action unless it shall
                           have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

                  (14) To hold or retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trustee by the Company or are purchased by the Trustee;

                  (15) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

                  (16) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust.

         5.4 Substitution of Trust Assets. The Company shall have the right at any time, and from time to time at its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                   SECTION 6.

                             Disposition of Income

         6.1 During the term of this Trust, the earnings of the Trust, net of expenses and taxes, shall be accumulated and reinvested as set forth in
Section 5 above.

                                   SECTION 7.

                                   Accounting

         7.1 Accounting Records. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and other transactions that are made, including such records as shall be agreed upon in writing between the Company and the Trustee. Promptly following the close of each calendar quarter, the Trustee shall deliver to the Company written statements setting forth the balance in the Trust as of the end of such quarter, and all investments, receipts, disbursements and other transactions of the Trust in such quarter, including a description of all securities and other investments purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other investments the Trust held at the end of such quarter. Promptly following the close of each Plan Year and promptly after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such Plan Year or during the period from the close of the last preceding Plan Year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions it effected, including a description of all securities and other investments purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other investments the Trust held at the end of such Plan Year or as of the date of such removal or resignation, as the case may be.


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                                   SECTION 8.

                           Responsibility of Trustee.

         8.1 Duties of the Trustee. The Trustee shall act in accordance with any fiduciary duty it has under applicable law, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a written direction, request or approval that the Administrative Committee gives, and that is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement. In the event of a dispute, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         8.2 Power of Trustee. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, including but not limited to the right to exercise voting rights of stock held as an asset of the Trust unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         8.3 Indemnification. If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be liable for such payments.

         8.4 Legal Counsel. The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         8.5 Hiring. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                                   SECTION 9.

                      Compensation and Expenses of Trustee

         9.1 Payment of Fees. The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust.

                                  SECTION 10.

                       Resignation and Removal of Trustee

         10.1 Resignation. The Trustee may resign at any time by giving written notice to Company, which shall be effective 30 days after receipt of such notice.

         10.2 Removal. The Company may remove the Trustee by giving written notice to the Trustee, which shall be effective 30 days after receipt of such notice.

         10.3 Successor Trustee. If the Trustee resigns or is removed, the Company shall appoint a successor as soon as possible. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


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         10.4     Transfers of Assets. Upon resignation or removal of the
Trustee and the appointment of a successor Trustee, all assets of the Trust must be transferred to the successor Trustee as soon as possible.

         10.5 Power of Successor Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the assets of the Trust. The former Trustee shall execute any instruments the Company or the successor Trustee reasonably request to evidence the transfer.

         10.6 Review of Former Trustee. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to this Trust Agreement. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.


                                  SECTION 11.

                           Amendment or Termination.

         11.1 Amendment. This Trust Agreement may be amended by a written instrument that the Trustee and the Company execute. No such amendment shall conflict with the terms of the Plan, subject to the following provisions of this Section 11.

         11.2 Termination. The Trust shall not terminate until the date on which the Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust not needed for the payment of benefits shall be returned to Company.


                                  SECTION 12.

                                 Miscellaneous

         12.1 Miscellaneous. Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         12.2 Non-alienation. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         12.3 Situs of the Trust. The situs of the Trust shall be in the State of Georgia.

         12.4 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent preempted by federal law.


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         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust
Agreement to be executed on the 10th day of November, 1999.

                                    COMPANY:

                                    NOVA CORPORATION

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


ATTEST:

--------------------------------





                                    TRUSTEE:
                                    WACHOVIA BANK, N.A.

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


ATTEST:

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